UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2015

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

On February 6, 2015, POZEN Inc., a Delaware corporation (the “Company”), filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) for an offering of up to 8,500,000 shares of the Company’s common stock for sale to the public in one or more public offerings (the “Shelf Registration Statement”). Upon effectiveness of the Shelf Registration Statement, the Company will be able to offer up to 8,000,000 shares of common stock. The remaining 500,000 shares will be registered in the name of John R. Plachetka, the Company’s President and Chief Executive Officer and named selling stockholder in the Shelf Registration Statement. The Company will not receive any of the proceeds from sales of common stock registered in the name of the selling stockholder.

The Company believes it is prudent to have an effective shelf registration statement on file with the Commission to preserve flexibility to raise capital if needed. When the Shelf Registration Statement becomes effective, which is expected to occur during the first quarter of 2015, it will replace the Company’s shelf registration on Form S-3 which expires on February 22, 2015. No shares have been sold under the expiring shelf registration statement or any other shelf registration statement previously filed by the Company. The Company has no current plans to sell any shares under this new Shelf Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
	Name:	William L. Hodges
	Title:	Chief Financial Officer

Date: February 6, 2015